EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, made as of this 19th day of October, 2007 (this “Agreement”), is between MRU HOLDINGS, INC., a Delaware corporation (“Pledgor”), and VIKING ASSET MANAGEMENT, LLC, a California limited liability company, in its capacity as collateral agent for the Buyers identified below (in such capacity, together with its successors and assigns, the “Pledgee”).

WHEREAS:

A. The Pledgor has executed and delivered to each of the Buyers those certain secured senior notes each made by Pledgor and dated as of the date hereof in an original aggregate principal amount of $11,200,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Notes”). The Notes were issued pursuant to a certain Securities Purchase Agreement dated as of October 19, 2007 (as the same may be amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), among the Pledgor and the entities listed on the Schedule of Buyers thereto (together with their respective successors and assigns, the “Buyers”), and pursuant to which the Buyers have made certain loans (“Loans”) to Pledgor.

B. The Pledgor legally and beneficially owns one hundred percent (100%) of the issued and outstanding equity interests of MRU ABS LLC, a Delaware limited liability company (“Pledge Entity”).

C. To induce the Buyers to make the Loans, and in order to secure the payment and performance by Pledgor of the Liabilities, Pledgor has agreed to pledge to Pledgee all of the capital stock and other equity interests and securities of Pledge Entity now or hereafter owned or acquired by Pledgor.

NOW, THEREFORE, in consideration of the premises and in order to induce the Buyers to purchase the Notes under the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgee as follows:

1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Purchase Agreement. In addition, as used herein:

“Account Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Blocked Account” shall mean that certain deposit account established in the name of the Pledgor at the Depository Bank with account number 217560, together with any substitute or replacement account thereof.

“Depository Bank” shall mean The Bank of New York Trust Company, N.A.

“Event of Default” shall have the meaning set forth in the Notes.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over Pledgor or any of its Subsidiaries, or any of their respective properties, assets or undertakings.

“Liabilities” shall mean all obligations, liabilities and indebtedness of every nature of Pledgor from time to time owed or owing under or in respect of this Agreement, the Purchase Agreement, the Notes, any of the other Security Documents and any of the other Transaction Documents, as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

“Lien” shall have the meaning set forth in the Purchase Agreement.

“Permitted Lien” shall have the meaning set forth in the Purchase Agreement.

“Proceeds” means “proceeds,” as such term is defined in the UCC.

2. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgee, for the benefit of itself and the Buyers, a first Lien on and first priority perfected security interest in (i) all of the capital stock or other equity interests of Pledge Entity now owned or hereafter acquired by Pledgor (collectively, the “Pledged Shares”), (ii) all other property hereafter delivered to, or in the possession or in the custody of, Pledgee, in substitution for or in addition to the Pledged Shares, (iii) the properties of Pledgor which is described in Section 6 below, whether now or hereafter delivered to, or in the possession or custody of Pledgor, and (iv) all proceeds of the collateral described in the preceding clauses (i), (ii) and (iii) (the collateral described in clauses (i) through (iv) of this Section 2 being collectively referred to as the “Pledged Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Liabilities. All of the Pledged Shares now owned by Pledgor, if any, which are presently represented by certificates are listed on Exhibit A hereto, which certificates, with undated assignments separate from certificates or stock powers duly executed in blank by Pledgor and irrevocable proxies, are being delivered to Pledgee simultaneously herewith. Pledgee shall maintain possession and custody of the certificates, if any, representing the Pledged Shares and any additional Pledged Collateral.

3. Account Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Liabilities, Pledgor hereby pledges and grants to the Pledgee, for the benefit of itself and the Buyers, a Lien on and security interest in and to all of Pledgor’s right, title and interest in the following assets of Pledgor, whether now owned by Pledgor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Account Collateral”):

(a) the Blocked Account, including, without limitation, the balance from time to time in the Blocked Account maintained by Pledgor; and

(b) all Proceeds, products, accessions, profits, income, benefits, substitutions, additions and replacements of the Blocked Account and other rights to payments from the Blocked Account not otherwise included in the foregoing.

4. Representations and Warranties of Pledgor. Pledgor represents and warrants to Pledgee, and covenants with Pledgee, that:

(a) Exhibit A sets forth (i) the authorized capital stock or other equity interests of Pledge Entity, (ii) the number of shares of capital stock or other equity interests of Pledge Entity that are issued and outstanding as of the date hereof, and (iii) the percentage of the issued and outstanding shares of capital stock or other equity interests of Pledge Entity held by Pledgor. Pledgor has the power to transfer the Pledged Collateral and is the record and beneficial owner of, and has good and marketable title to, the Pledged Shares, and such shares are and will remain free and clear of all Liens except the Liens and security interests in favor of Pledgee created by this Agreement;

(b) Pledgor has rights in and the power to transfer the Account Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Account Collateral, to Pledgor acquiring the same) and no Lien other than Permitted Liens exists or will exist upon such Collateral at any time;

(c) this Agreement is effective to create in favor of Pledgee a valid security interest in and Lien upon all of Pledgor’s right, title and interest in and to the Account Collateral, and upon the Blocked Account being subject to an account control agreement (the “Blocked Account Agreement”) in the form attached hereto as Exhibit B among the Pledgor, the depository institution and the Pledgee on behalf of the Buyers, such security interest will be a duly perfected first priority security interest in all of the Account Collateral;

(d) pursuant to the Blocked Account Agreement, Pledgor shall grant to Pledgee a continuing lien upon, and security interest in, the Account Collateral, and the depository institution shall act as Pledgee’s agent in connection therewith;

(e) Pledgor hereby authorizes the financial institution at which the Blocked Account is maintained to provide Pledgee with such information with respect to the Blocked Account as Pledgee from time to time reasonably may request, and Pledgor hereby consents to such information being provided to Pledgee;

(f) except as set forth on Exhibit A, there are no outstanding options, warrants or other similar agreements with respect to the Pledged Shares or any of the other Pledged Collateral;

(g) this Agreement is the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms;

(h) the Pledged Shares have been duly and validly authorized and issued, are fully paid and non-assessable (as applicable), and the Pledged Shares listed on Exhibit A constitute all of the issued and outstanding capital stock or other equity interests of Pledge Entity;

(i) no consent, approval or authorization of or designation or filing with any governmental or regulatory authority on the part of Pledgor is required in connection with the pledge and security interest granted under this Agreement;

(j) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the articles or certificate of incorporation, bylaws or any other similar organizational documents of Pledgor or Pledge Entity or of any securities issued by Pledgor or Pledge Entity or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor or Pledge Entity is a party or which purports to be binding upon Pledgor or Pledge Entity or upon any of the assets of Pledgor or Pledge Entity, and will not result in the creation or imposition of any Lien in any of the assets of Pledgor or Pledge Entity, except as otherwise contemplated by this Agreement;

(k) the pledge, assignment and delivery of the Pledged Shares and the other Pledged Collateral pursuant to this Agreement and the filing in the appropriate filing office of a UCC financing statement describing the Pledged Collateral consisting of uncertificated membership interests as collateral create a valid first Lien on and perfected first priority security interest in such Pledged Shares and Pledged Collateral and the proceeds thereof in favor of Pledgee, subject to no prior Lien or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Shares or any other Pledged Collateral. Pledgor covenants and agrees that it will defend, for the benefit of Pledgee, Pledgee’s right, title and security interest in and to the Pledged Shares, the other Pledged Collateral and the proceeds thereof against the claims and demands of all other persons or entities;

(l) Pledgor hereby represents and warrants that the Pledged Collateral is uncertificated;

(m) Pledgor (i) will not become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) will not engage in any dealings or transactions prohibited by Section 2 of such executive order, or (iii) will not otherwise become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other Office of Foreign Asset Control regulation or executive order.

5. Perfection; Maintenance, etc.

(a) Pledgor shall give, execute, deliver, file and/or record any notice, instrument, document, agreement, or other papers that may be necessary or desirable (in the reasonable judgment of the Pledgee) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Pledgee to exercise and enforce the rights of the Pledgee hereunder with respect to such pledge and security interest.

(b) Pledgor will, when and as often as requested by Pledgee, furnish to Pledgee statements and schedules further identifying and describing the Account Collateral and such other reports in connection with the Account Collateral as Pledgee may reasonably request, all in reasonable detail.

(c) Pledgor will not create, permit or suffer to exist, and will defend the Account Collateral against and take such other action as is necessary to remove, any Lien on the Account Collateral except Permitted Liens, and will defend the right, title and interest of Pledgee in and to the Account Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.

(d) Whether or not any Event of Default has occurred or is continuing, Pledgee may, but shall not be required to, take any steps Pledgee deems necessary or appropriate to preserve any Account Collateral or any rights against third parties to any of the Account Collateral. Funds held in the Blocked Account shall be held by Pledgee as additional Account Collateral and subject to the sole control of Pledgee. Pledgor shall not withdraw or otherwise direct the disposition of such funds. Upon the occurrence and during the continuance of an Event of Default, Pledgee may apply the funds held in the Blocked Account in the manner set forth in the Notes (or, if not so set forth, in a manner acceptable to, and at the election of, Pledgee). Unless an Event of Default has occurred and is continuing, upon Pledgor’s delivery of a Company Early Redemption Notice (as defined in the Note) pursuant to Section 3(c) of the Note providing that Pledgee shall apply all or a portion of the funds held in the Blocked Account as a prepayment of the Principal (as defined in the Note), Pledgee shall promptly direct the Depository Bank to wire transfer the amount of the Principal to be redeemed to Pledgee to be applied in the manner set forth in the Notes (or, if not so set forth, in a manner acceptable to, and at the election of, Pledgee).

6. Dividends, Distributions, Etc. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Shares or otherwise, Pledgor agrees, in each case, to accept the same as Pledgee’s agent and to hold the same in trust for Pledgee, and to deliver the same promptly (but in any event within three days) to Pledgee in the exact form received, with the endorsement of Pledgor when necessary and/or with appropriate undated assignments separate from certificates or stock powers duly executed in blank, to be held by Pledgee subject to the terms hereof, as additional Pledged Collateral. Pledgor shall promptly deliver to Pledgee (i) a Pledge Addendum with respect to such additional certificates, and (ii) any financing statements or amendments to financing statements as requested by Pledgee. Pledgor hereby authorizes Pledgee to attach each Pledge Addendum to this Agreement. In case any distribution of capital shall be made on or in respect of the Pledged Shares or any property shall be distributed upon or with respect to the Pledged Shares pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it as additional Pledged Collateral. All sums of money and property so paid or distributed in respect of the Pledged Shares which are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional Pledged Collateral.

7. Voting Rights; Dividends; Certificates.

(a) So long as no Event of Default has occurred and is continuing, Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 10 below) to exercise its voting and other consensual rights with respect to the Pledged Shares and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement or the Purchase Agreement and the other Transaction Documents. Pledgor hereby grants to Pledgee or its nominee, an irrevocable proxy to exercise all voting and corporate rights relating to the Pledged Shares in any instance, which proxy shall be effective, at the discretion of Pledgee, upon the occurrence and during the continuance of an Event of Default. Upon the request of Pledgee at any time, Pledgor agrees to deliver to Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Shares as Pledgee may request.

(b) Subject to any sale or other disposition by Pledgee of the Pledged Shares, any other Pledged Collateral or other property pursuant to this Agreement, upon the indefeasible full payment in cash, satisfaction and termination of all of the Liabilities and the termination of this Agreement pursuant to Section 13 hereof and of the Liens and security interests hereby granted, the Pledged Shares, the other Pledged Collateral, the Account Collateral and any other property then held as part of the Pledged Collateral in accordance with the provisions of this Agreement shall be promptly returned to Pledgor or to such other persons or entities as shall be legally entitled thereto.

(c) The Pledged Collateral shall not at any time be represented by a certificate unless (i) Pledgor has promptly (but, in any event, within three (3) Business Days thereof) delivered to the Collateral Agent all certificates representing the Pledged Collateral with appropriate undated assignments separate from certificates or stock powers duly executed in blank and (ii) the limited liability company operating agreement of the Pledge Entity expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction.

8. Rights of Pledgee. Pledgee shall not be liable for failure to collect or realize upon the Liabilities or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Shares held by Pledgee hereunder may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of Pledgee or its nominee, and Pledgee or its nominee may thereafter without notice exercise all voting and corporate rights at any meeting with respect to Pledge Entity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Shares upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to Pledge Entity or upon the exercise by Pledge Entity, Pledgor or Pledgee of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may reasonably determine, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

9. Remedies. Upon the occurrence and during the continuance of an Event of Default, Pledgee may exercise in respect of the Pledged Collateral or the Account Collateral, in addition to other rights and remedies provided for herein, in the Blocked Account Agreement, or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (“UCC”) in effect in the State of New York from time to time, whether or not the UCC applies to the affected Pledged Collateral or the Account Collateral (or the Uniform Commercial Code as in effect in any other relevant jurisdiction). Pledgee also, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral or the Account Collateral, or any part thereof, and/or may forthwith date and otherwise fill in the blanks on any assignments separate from certificates or stock power or otherwise sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more portions at one or more public or private sales or dispositions, at any exchange or broker’s board or at any of Pledgee’s offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released. Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all costs and expenses of every kind incurred therein or incidental to the safekeeping of any and all of the Pledged Collateral or in any way relating to the rights of Pledgee hereunder, including attorneys’ fees and legal expenses, to the payment, in whole or in part, of the Liabilities, in such order as Pledgee may elect. Pledgor shall remain liable for any deficiency remaining unpaid after such application. Only after so paying over such net proceeds and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-608 of the UCC, need Pledgee account for the surplus, if any, to Pledgor. Pledgor agrees that Pledgee will give reasonable notice (such reasonable notice to be determined by Pledgee in its sole and absolute discretion) of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place. No notification need be given to Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. The rights, remedies and powers conferred by this Section 9 are in addition to, and not in substitution for, any other rights, remedies or powers that Pledgee may have under any Transaction Document, at law, in equity or by or under the UCC or any other statute or agreement. Pledgee may proceed by way of any action, suit or other proceeding at law or in equity and no right, remedy or power of Pledgee will be exclusive of or dependent on any other. Pledgee may exercise any of its rights, remedies or powers separately or in combination and at any time.

10. No Disposition, Etc. Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Shares or any other Pledged Collateral, nor will Pledgor create, incur or permit to exist any Lien with respect to any of the Pledged Shares or any other Pledged Collateral, or any interest therein, or any proceeds thereof, except for the Lien and security interest of Pledgee provided for by this Agreement.

11. Sale of Pledged Shares.

(a) Pledgor recognizes that Pledgee may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of Pledge Entity) of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and affected in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale or disposition of any of the Pledged Shares in order to permit Pledgor or Pledge Entity to register such securities for public sale under the 1933 Act, or under applicable state securities laws, even if Pledgor or Pledge Entity would agree to do so.

(b) Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sales or dispositions of the Pledged Shares valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sales or dispositions, all at Pledgor's expense. Pledgor further agrees that a breach of any of the covenants contained in Sections 6, 7(a), 10, 11 and 26 will cause irreparable injury to Pledgee and that Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgee to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

(c) Pledgor further agrees to indemnify and hold harmless the Buyers, Pledgee and their respective successors and assigns, their respective officers, directors, employees, attorneys and agents, and any person or entity in control of any thereof, from and against any loss, liability, claim, damage and expense, including, without limitation, legal fees and expenses (in this paragraph collectively called the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as such Indemnified Liability (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Collateral unless such untrue statement of material fact was provided by Pledgee, in writing, specifically for inclusion therein, or (ii) arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of Pledgee or any successor thereof, or any person or entity in control of any thereof. In connection with a public sale or other distribution, Pledgor will provide customary indemnification to any underwriters, their successors and assigns, officers and directors and each person or entity who controls any such underwriter (within the meaning of the 1933 Act). If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of Pledgor under this paragraph (c) shall survive any termination of this Agreement.

(d) Pledgor further agrees to waive any and all rights of subrogation it may have against Pledge Entity upon the sale or disposition of all or any portion of the Pledged Collateral by Pledgee pursuant to the terms of this Agreement until the termination of this Agreement in accordance with Section 13 below.

12. No Waiver; Cumulative Remedies. Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee shall be valid unless in writing and signed by Pledgee, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any further occasion. No course of dealing between Pledgor and Pledgee and no failure to exercise, nor any delay in exercising on the part of Pledgee or the Buyers of, any right, power or privilege hereunder or under the other Transaction Documents shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or in the Purchase Agreement.

13. Termination. (a) This Agreement, the Blocked Account Agreement and the Liens and security interests granted hereunder shall terminate, (b) Pledgee shall promptly return any Pledged Collateral then held by Pledgee in accordance with the provisions of this Agreement to Pledgor and promptly release its control of the Account Collateral, including, without limitation, the Blocked Account, and (c) Pledgee shall, at the expense of Pledgor, promptly after Pledgee’s receipt of Pledgor’s written request, execute and deliver to Pledgor such documents as Pledgor shall reasonably request in writing, to evidence such termination described in clause (a) herein, the return of such Pledged Collateral to Pledgor and the release of control of the Account Collateral, including, without limitation, the termination or modification of the terms of the Direction Letter, upon the termination of the Notes and the full and complete performance and indefeasible satisfaction of all of the Liabilities (i) in respect of the Notes (including, without limitation, the indefeasible payment in full in cash of all such Liabilities) and (ii) with respect to which claims have been asserted by Pledgee and/or Buyers.

14. Possession of Pledged Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Shares in the physical possession of Pledgee pursuant hereto, neither Pledgee, nor any nominee of Pledgee, shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto (including any duty to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Pledged Collateral and any duty to take any necessary steps to preserve rights against any parties with respect to the Pledged Collateral), and shall be relieved of all responsibility for the Pledged Collateral upon surrendering them to Pledgor. Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of Pledge Entity and of all other circumstances bearing upon the risk of non-payment of the Liabilities, and Pledgee shall have no duty to advise Pledgor of information known to Pledgee regarding such condition or any such circumstance. Pledgee shall have no duty to inquire into the powers of Pledge Entity or its officers, directors, managers, members, partners or agents thereof acting or purporting to act on its behalf.

15. Taxes and Expenses. Pledgor will upon demand pay to Pledgee, (a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of Pledgee) payable or ruled payable by any Governmental Authority in respect of this Agreement, together with interest and penalties, if any, and (b) all expenses, including the fees and expenses of counsel for Pledgee and of any experts and agents that Pledgee may incur in connection with (i) the administration, modification or amendment of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Pledgee hereunder, or (iv) the failure of Pledgor to perform or observe any of the provisions hereof.

16. Pledgee Appointed Attorney-In-Fact. Pledgor hereby irrevocably appoints Pledgee as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee’s discretion, to take any action and to execute any instrument that Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement and (ii) to complete any assignment separate from certificate delivered hereunder; provided that the power of attorney granted hereunder shall only be exercised by Pledgee after the occurrence and during the continuance of an Event of Default. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Liabilities are indefeasibly paid in full in cash and this Agreement is terminated in accordance with Section 13 hereof

17. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Notwithstanding the foregoing, the Pledgee may enforce its rights and remedies in any other jurisdiction applicable to the Pledged Collateral. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

18. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

19. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

20. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

21. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Pledgor, Pledgee, the Buyers and their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Transaction Documents and instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein.

22. Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement, in the case of communications to the Collateral Agent, directed to the notice address set forth below Collateral Agent’s signature hereto.

23. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. Pledgor shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Pledgee. Pledgee may assign its rights hereunder without the consent of Pledgor, in which event such assignee shall be deemed to be Pledgee hereunder with respect to such assigned rights.

24. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

25. Survival. All representations, warranties, covenants and agreements of Pledgor and Pledgee shall survive the execution and delivery of this Agreement.

26. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor will execute and deliver all assignments separate from certificates or stock powers, financing statements and such further documents and do such further acts and things as Pledgee may reasonably request consistent with the provisions hereof in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.

27. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

28. Pledgee Authorized. Pledgor hereby authorizes Pledgee to file one or more financing or continuation statements and amendments thereto (or similar documents required by any laws of any applicable jurisdiction) relating to all or any part of the Pledged Shares or other Pledged Collateral without the signature of Pledgor.

29. Pledgee Acknowledgement. Pledgor acknowledges receipt of an executed copy of this Agreement. The Pledgor waives the right to receive any amount that it may now or hereafter be entitled to receive (whether by way of damages, fine, penalty, or otherwise) by reason of the failure of the Pledgee to deliver to the Pledgor a copy of any financing statement or any statement issued by any registry that confirms registration of a financing statement relating to this Agreement.

30. Collateral Agent and Buyer Indemnification.

(a) Each Buyer hereby irrevocably appoints and authorizes the Pledgee to act as collateral agent (the “Collateral Agent”) on its behalf under this Agreement and to enter into each of the instruments, documents and agreements (the “Financing Documents”) to which Pledgee is a party (including in its capacity as Collateral Agent) on such Buyer’s behalf and to take such actions as Collateral Agent on such Buyer’s behalf and to exercise such powers under the Financing Documents as are delegated to Collateral Agent or Pledgee (as applicable) by the terms thereof, together with all such powers as are reasonably incidental thereto. The Collateral Agent shall take such action under this Agreement and/or any other Transaction Documents as the Collateral Agent shall reasonably be directed by the Requisite Buyers in accordance with the terms of the Transaction Documents. Pledgee is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents only with the consent of the Requisite Buyers.

(b) Whether or not the transactions contemplated hereby shall be consummated, upon demand therefor the Buyers shall indemnify the Collateral Agent (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, including, for purposes of clarification, all Taxes, which may at any time (including at any time following the payment in full of the Notes and the termination or resignation of the Collateral Agent) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any other Financing Document or any document contemplated hereby or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided, however, that no Buyer shall be liable for the payment to the Collateral Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent’s gross negligence or willful misconduct. In addition, each Buyer shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out of pocket expenses (including attorney costs) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated hereby or referred to herein to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if any Governmental Authority of any jurisdiction asserts a claim that the Collateral Agent did not properly withhold tax from amounts paid to or for the account of any Buyer (because the appropriate form was not delivered, was not properly executed, or because such Buyer failed to notify the Collateral Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Buyer shall indemnify the Collateral Agent fully for all amounts paid, directly or indirectly, by the Collateral Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Collateral Agent under this Section 30(b), together with all related costs and expenses (including attorney costs). The obligation of the Buyers in this Section 30(b) shall survive the payment of all Liabilities hereunder.

(c) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or any event that with the giving of notice or passage of time would constitute an Event of Default unless the Collateral Agent shall have received written notice from a Buyer describing such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default and stating that such notice is a “notice of default”. Upon the occurrence and continuance of an Event of Default, or an event that with the giving of notice or passage of time would constitute an Event of Default, the Collateral Agent shall take such action under this Agreement and/or any other Transaction Documents with respect to such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default as Collateral Agent shall reasonably be directed by the Requisite Buyers in accordance with the terms of the Transaction Documents, provided that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect of such Event of Default or event that with the giving of notice or passage of time would constitute an Event of Default or as the Collateral Agent shall deem advisable in the best interests of the Buyers. In taking such action or refraining from taking such action without specific direction from the Requisite Buyers, the Collateral Agent shall use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d) Nothing in this Section 30 shall be deemed to limit or otherwise affect the rights of Pledgee or Buyers to exercise any remedy provided in this Agreement or any other Transaction Document.

(e) The Collateral Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Financing Documents at any time by giving thirty (30) Business Days prior written notice to the Buyers and Pledgor. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (f) below or as otherwise provided below.

(f) Upon (i) the Buyers’ receipt of a notice of resignation by the Collateral Agent in accordance with clause (e) above, or (ii) written notice by the Requisite Buyers to Collateral Agent of the Requisite Buyers’ election to remove the existing Collateral Agent and appoint a successor Collateral Agent, the Requisite Buyers shall have the right to appoint a successor Collateral Agent. Upon the acceptance of a successor's appointment as Collateral Agent hereunder and notice of such acceptance to the retiring Collateral Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, the retiring Collateral Agent's resignation shall become immediately effective and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph). If no such successor shall have been so appointed by Requisite Buyers and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation or the Requisite Buyers give notice of their election to replace the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Buyers (but without any obligation) appoint a successor Collateral Agent without the consent of any Buyer. From and following the expiration of such thirty (30) day period, Collateral Agent shall have the exclusive right without any Person's consent, upon one (1) Business Days' notice to the Buyers, to make its resignation or removal effective immediately. From and following the effectiveness of such notice, (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) all actions, payments, communications and determinations provided to be made by, to or through Collateral Agent shall instead be made by or to each Buyer directly, until such time as Requisite Buyers appoint a Collateral Agent as provided for above in this paragraph. The provisions of this Agreement shall continue in effect for the benefit of any retiring Collateral Agent and its sub-agents after the effectiveness of its resignation or removal hereunder and under the other Financing Documents in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting or was continuing to act as Collateral Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered by their duly authorized officers on the date first above written.

PLEDGOR:

MRU HOLDINGS, INC., a Delaware corporation

By:	/s/ Vishal Garg
Name:	Vishal Garg
Title:	Chief Financial Officer

PLEDGEE:

VIKING ASSET MANAGEMENT L.L.C., a California limited liability company, in its capacity as collateral agent for the Buyers

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	Chief Financial Officer

Notice Address:

Viking Asset Management, LLC
600 Montgomery Street, 44th Floor
San Francisco, California 94111
Attention: Michael Rudolph
Telecopy: (415) 981-5301

- and -

Viking Asset Management, LLC
10 Glenville Street, 3rd Floor
Greenwich, Connecticut 06831
Attention: Robert J. Brantman
Telecopy: (646) 840-4958

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

BUYERS:

Solely for the purposes of Section 30

THE LONGVIEW FUND, L.P., a California limited partnership, as a Buyer

By:	Viking Asset Management, LLC
Its:	Investment Advisor

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	Chief Financial Officer

LONGVIEW MARQUIS MASTER FUND, L.P., a British Virgin Islands limited partnership, as a Buyer

By:	Viking Asset Management, LLC
Its:	Investment Advisor

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	Chief Financial Officer

ACKNOWLEDGEMENT

Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Pledge and Security Agreement, (ii) waives any rights or requirement at any time hereafter to receive a copy of such Pledge and Security Agreement in connection with the registration of any Pledged Shares (as defined therein) in the name of Pledgee or its nominee or the exercise of voting rights by Pledgee and (iii) agrees promptly to note on its books and records the grant of the security interest in the stock or other equity interests of the undersigned as provided in such Pledge and Security Agreement.

Dated: October 19, 2007

MRU ABS LLC, a Delaware limited liability company

By:	/s/ Vishal Garg
Name:	Vishal Garg
Title:	Director

EXHIBIT A
to Pledge and Security Agreement

DESCRIPTION OF CAPITAL STOCK OR EQUITY INTERESTS OF PLEDGE ENTITY

Name of Pledge Entity	Class of Stock or Other Equity Interests	Authorized No. of Shares or Units	Issued and Outstanding Shares or Units	Percentage of Shares or Units Held by Pledgor
MRU ABS LLC	Limited Liability Company Membership Interests	N/A	100%	100%

2

EXHIBIT B
to Pledge and Security Agreement

Blocked Account Agreement

[See attached]

3